Exhibit 99.1
TaskUs Announces Fiscal First Quarter 2026 Results
NEW BRAUNFELS, Texas, May 6, 2026 — TaskUs, Inc. (Nasdaq: TASK), a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, today announced its results for the first quarter ended March 31, 2026.
•Service revenue of $306.3 million, 10.3% year-over-year growth.
•Net income of $24.3 million, net income margin of 7.9%.
•Adjusted Net Income of $32.8 million, Adjusted Net Income margin of 10.7%.
•Diluted EPS of $0.26, Adjusted EPS of $0.35.
•Adjusted EBITDA of $58.6 million, Adjusted EBITDA margin of 19.1%.
•Net cash provided by operating activities of $46.3 million, Free Cash Flow of $36.1 million and 61.6% conversion of Adjusted EBITDA to Free Cash Flow. Adjusted Free Cash Flow of $42.2 million and 72.1% conversion of Adjusted EBITDA to Adjusted Free Cash Flow.
“We delivered a solid start to 2026, outperforming the top end of our first quarter guidance for both revenue and Adjusted EBITDA. We continue to see significant traction from our specialized offerings focused on AI Safety, AI model training and maintenance, and Robotics and Autonomous Vehicle support. For the sixth quarter in a row, AI Services revenue growth exceeded 30%,” said Co-Founder and CEO, Bryce Maddock. “Across the business, we are focused on delivering a unique combination of AI agents and human talent, optimized to solve our clients' complex operational challenges.”
First Quarter 2026 Financial and Frontline Highlights

($ in thousands, except per share amounts)	Three months ended March 31,
	2026	2025	% Change
Service revenue	$306,266	$277,792	10.3%
Net income	$24,332	$21,148	15.1%
Net income margin	7.9%	7.6%
Adjusted Net Income	$32,754	$35,938	(8.9)%
Adjusted Net Income margin	10.7%	12.9%
Diluted EPS	$0.26	$0.23	13.0%
Adjusted EPS	$0.35	$0.38	(7.9)%
Adjusted EBITDA	$58,560	$59,272	(1.2)%
Adjusted EBITDA margin	19.1%	21.3%
Net cash provided by operating activities	$46,304	$36,276	27.6%
Free Cash Flow	$36,099	$21,796	65.6%
Conversion of Adjusted EBITDA to Free Cash Flow	61.6%	36.8%
Adjusted Free Cash Flow	$42,210	$22,438	88.1%
Conversion of Adjusted EBITDA to Adjusted Free Cash Flow	72.1%	37.9%
•At 36.1% year-over-year growth, AI Services remained TaskUs’ fastest growing service line for the fifth quarter in a row.
•Digital Customer Experience and Trust & Safety each delivered approximately 5% growth compared to 2025.
•Non-Digital Customer Experience revenues now represent approximately 45% of TaskUs’ consolidated revenue.
•Strong cash generation and debt refinancing facilitated the return of over $330 million to shareholders via a $3.65 per share special dividend.
•Ended the first quarter with liquidity of $152.3 million in cash and $100.0 million of borrowing capacity under our revolving credit facility.
•Approximately 64,400 teammates at the end of the first quarter of 2026.

“In the first quarter of 2026, we generated revenue of $306.3 million, exceeding the high end of our revenue guidance by $8.3 million. Our team’s relentless focus on achieving best-in-class margins helped us deliver Adjusted EBITDA margins of 19.1%, also exceeding our guidance. These results are a testament to our operational execution, financial discipline and the strength of our specialized service offerings,” said Interim Chief Financial Officer, Trent Thrash. “Looking forward, we expect full-year revenue to range between $1.210 billion and $1.240 billion, with an Adjusted EBITDA margin of approximately 19.0%. We now expect increased Adjusted Free Cash Flow of approximately $105 million to $115 million for the year. Across the organization, TaskUs remains laser-focused on outpacing industry growth rates and profitability over a multi-year horizon as we aim to solidify our position of BPO leadership by capitalizing on our emerging growth initiatives and AI-enabled transformation.”
Second Quarter and Full Year 2026 Outlook
For the second quarter and full year 2026, TaskUs expects its financial results to include:

2026 Outlook
	Second Quarter	Full Year
Revenue (in millions)	$296.0 to $298.0	$1,210 to $1,240
Revenue growth (YoY) at midpoint	1.0%	3.5%
Adjusted EBITDA Margin[1]	~18.0%	~19.0%
Adjusted Free Cash Flow (in millions)[2]	N/A	$105 to $115
1.With respect to the non-GAAP Adjusted EBITDA margin outlook provided above, a reconciliation to the closest GAAP financial measure has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, the non-GAAP adjustment for foreign currency gains or losses depends on the timing and magnitude of changes in foreign currency exchange rates and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.
2.Adjusted Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period, excluding certain non-recurring adjustments. At the midpoint of our guidance, net cash provided by operating activities for the full year 2026 is expected to be approximately $160 million and purchase of property and equipment is expected to be approximately $50 million. Our Adjusted Free Cash Flow guidance and expected net cash provided by operating activities excludes the impact of certain payments, including transaction costs and operational efficiency costs, due to the unpredictability of the costs and timing of payments.
Conference Call Information
TaskUs senior management will host a conference call today to discuss the Company’s first quarter 2026 financial results and financial outlook. This call is scheduled to begin at 5:00 pm ET. Analysts and investors who wish to participate in the call can register by visiting the following link: https://register-conf.media-server.com/register/BIc9eab3dbe4294479a046f9a72e6af3c5
To listen to a live audio webcast, please visit TaskUs’ Investor Relations website at IR.Taskus.com. The Company will also make a slide presentation and other materials available on its website. A replay of the audio webcast will be available on the Company’s Investor Relations website for 12 months following the call.
About TaskUs
TaskUs (Nasdaq: TASK) delivers outsourced digital services that power the companies shaping the future. By combining specialized human talent and intelligent technology, we solve complex operational challenges for global category leaders within AI, autonomous vehicles (AV), robotics, social media, financial services, healthcare, and beyond. We enable our clients to elevate their customer experience, protect their platforms, and grow their brands. For more information, visit www.taskus.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the macroeconomic environment on our business, and other non-historical statements including the statements in the “Second Quarter and Full Year 2026 Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the dependence of our business on key clients; the risk of loss of business or non-payment from clients; our failure to cost-effectively acquire new clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; our inability to anticipate clients’ needs by adapting to market and technology trends; utilization of artificial intelligence by our clients or our failure to incorporate artificial intelligence into our operations; unauthorized or improper disclosure of personal or other sensitive information, or security breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate significant revenue; our indebtedness and debt service obligations following the March 2026 refinancing; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable data privacy and security laws and regulations; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; volatile, unfavorable or uncertain economic or political conditions, particularly in the markets in which our clients and operations are concentrated, and the effects of these conditions on our clients’ businesses; our dependence on senior management and key employees; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations; our inability to effectively expand our operations into countries or industries in which we have no prior operating experience and in which we may be subject to increased business, economic and regulatory risks; reliance on owned and third-party technology and computer systems; failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and our Co-Founders over us; the dual class structure of our common stock; and the volatility of the market price of our Class A common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2026, as such factors may be updated from time to time in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. TaskUs undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures
TaskUs supplements results reported in accordance with United States generally accepted accounting principles (“GAAP”), with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income Margin, Adjusted Earnings Per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, Conversion of Adjusted EBITDA to Free Cash Flow and Conversion of Adjusted EBITDA to Adjusted Free Cash Flow. Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, and manage TaskUs’ business and evaluate its performance. Management also believes that certain of these measures help investors compare TaskUs’ operating performance with its results in prior periods or assess liquidity. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not a substitute for the most directly comparable GAAP measure and may not be comparable to similarly titled measures used by other companies.

Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.

Investor Contact
Trent Thrash
IR@taskus.com
Media Contact
Ramya Kumaraswamy
mediainquiries@taskus.com

TaskUs, Inc.
Condensed Consolidated Statements of Income (unaudited)
(in thousands, except per share data)

	Three months ended March 31,
	2026	2025
Service revenue	$306,266	$277,792
Operating expenses:
Cost of services	197,790	171,181
Selling, general and administrative expense	58,284	57,424
Depreciation	11,029	10,003
Amortization of intangible assets	5,006	4,976
Gain on disposal of assets	(51)	(30)
Total operating expenses	272,058	243,554
Operating income	34,208	34,238
Other income, net	(7,326)	(173)
Financing expenses	5,268	4,663
Income before income taxes	36,266	29,748
Provision for income taxes	11,934	8,600
Net income	$24,332	$21,148
Net income per common share:
Basic	$0.27	$0.23
Diluted	$0.26	$0.23
Weighted-average number of common shares outstanding:
Basic	90,792,750	90,040,348
Diluted	93,094,002	93,655,539

TaskUs, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$152,265	$211,676
Accounts receivable, net of allowance for credit losses of $836 and $911, respectively	245,734	254,053
Income tax receivable	537	524
Prepaid expenses and other current assets	50,541	42,994
Total current assets	449,077	509,247
Noncurrent assets:
Property and equipment, net	90,416	95,426
Operating lease right-of-use assets	53,384	53,167
Deferred tax assets	12,326	12,366
Intangibles	148,340	153,490
Goodwill	219,056	219,533
Other noncurrent assets	9,033	7,536
Total noncurrent assets	532,555	541,518
Total assets	$981,632	$1,050,765
Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$42,262	$45,242
Accrued payroll and employee-related liabilities	64,057	64,549
Current portion of debt	17,037	21,559
Current portion of operating lease liabilities	19,808	19,284
Current portion of income tax payable	16,264	9,354
Deferred revenue	3,788	3,273
Total current liabilities	163,216	163,261
Noncurrent liabilities:
Income tax payable	10,332	9,752
Long-term debt	474,540	219,798
Operating lease liabilities	36,580	37,086
Accrued payroll and employee-related liabilities	8,177	6,575
Deferred tax liabilities	13,613	14,304
Other noncurrent liabilities	209	—
Total noncurrent liabilities	543,451	287,515
Total liabilities	706,667	450,776
Total shareholders’ equity	274,965	599,989
Total liabilities and shareholders’ equity	$981,632	$1,050,765

TaskUs, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$24,332	$21,148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,055	10,003
Amortization of intangibles	5,006	4,976
Amortization of debt financing fees	509	149
Gain on disposal of assets	(51)	(30)
Provision for credit losses	111	283
Deferred taxes	(118)	74
Stock-based compensation expense	6,571	8,749
Changes in operating assets and liabilities:
Accounts receivable	7,857	(6,657)
Prepaid expenses and other current assets	(7,713)	(5,489)
Operating lease right-of-use assets	5,619	4,668
Other noncurrent assets	(62)	(1,613)
Accounts payable and accrued liabilities	(4,242)	1,380
Accrued payroll and employee-related liabilities	(5,111)	(3,695)
Operating lease liabilities	(5,771)	(4,020)
Income tax payable	7,580	6,659
Deferred revenue	520	(228)
Other noncurrent liabilities	212	(81)
Net cash provided by operating activities	46,304	36,276
Cash flows from investing activities:
Purchase of property and equipment	(10,205)	(14,480)
Net cash used in investing activities	(10,205)	(14,480)
Cash flows from financing activities:
Proceeds from long-term debt	500,000	—
Payments on long-term debt	(241,988)	(3,375)
Payments for debt financing fees	(9,015)	—
Proceeds from employee stock plans	78	218
Payments for taxes related to net share settlement	(5,096)	(5,114)
Payments for stock repurchases	—	(9,684)
Distribution of dividends	(332,788)	—
Net cash used in financing activities	(88,809)	(17,955)
Increase (decrease) in cash and cash equivalents	(52,710)	3,841
Effect of exchange rate changes on cash	(6,701)	845
Cash and cash equivalents at beginning of period	211,676	192,166
Cash and cash equivalents at end of period	$152,265	$196,852

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EBITDA (unaudited)
(in thousands, except margin amounts)

	Three months ended March 31,
	2026	2025
Net income	$24,332	$21,148
Provision for income taxes	11,934	8,600
Financing expenses	5,268	4,663
Depreciation	11,029	10,003
Amortization of intangible assets	5,006	4,976
EBITDA	$57,569	$49,390
Transaction costs(1)	1,146	—
Operational efficiency costs(2)	—	303
Foreign currency losses (gains)(3)	(5,603)	1,310
Gain on disposal of assets	(51)	(30)
Severance costs(4)	72	679
Stock-based compensation expense(5)	6,923	9,218
Interest income(6)	(1,496)	(1,598)
Adjusted EBITDA	$58,560	$59,272
Net Income Margin(7)	7.9%	7.6%
Adjusted EBITDA Margin(7)	19.1%	21.3%
(1) Represents non-recurring professional fees related to the Refinancing and Special Dividend.
(2) Represents professional service fees related to certain efforts to enhance efficiency of client delivery and operations support.
(3) Realized and unrealized foreign currency losses and gains include the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents stock-based compensation expense, as well as associated payroll tax.
(6) Represents interest earned on short-term savings, time-deposits and money market funds.
(7) Net Income Margin represents net income divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted Net Income (unaudited)
(in thousands, except margin amounts)

	Three months ended March 31,
	2026	2025
Net income	$24,332	$21,148
Amortization of intangible assets	5,006	4,976
Transaction costs(1)	1,146	—
Operational efficiency costs(2)	—	303
Foreign currency losses (gains)(3)	(5,603)	1,310
Gain on disposal of assets	(51)	(30)
Severance costs(4)	72	679
Stock-based compensation expense(5)	6,923	9,218
Tax impacts of adjustments(6)	929	(1,666)
Adjusted Net Income	$32,754	$35,938
Net Income Margin(7)	7.9%	7.6%
Adjusted Net Income Margin(7)	10.7%	12.9%
(1) Represents non-recurring professional fees related to the Refinancing and Special Dividend.
(2) Represents professional service fees related to certain efforts to enhance efficiency of client delivery and operations support.
(3) Realized and unrealized foreign currency losses and gains include the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents stock-based compensation expense, as well as associated payroll tax.
(6) Represents tax impacts of adjustments to net income which resulted in a tax benefit during the period, including stock-based compensation expense, transaction costs, operational efficiency costs and severance. After these adjustments, we applied a non-GAAP effective tax rate of 24.8% and 25.7% for the three months ended March 31, 2026 and 2025.
(7) Net Income Margin represents net income divided by service revenue and Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EPS (unaudited)

	Three months ended March 31,
	2026	2025
GAAP diluted EPS	$0.26	$0.23
Per share adjustments to net income(1)	0.09	0.15
Adjusted EPS	$0.35	$0.38

Weighted-average common shares outstanding – diluted	93,094,002	93,655,539

(1) Reflects the aggregate adjustments made to reconcile net income to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period.

TaskUs, Inc.
Non-GAAP Reconciliations
Free Cash Flow (unaudited)
(in thousands, except percentages)

	Three months ended March 31,
	2026	2025
Net cash provided by operating activities	$46,304	$36,276
Purchase of property and equipment	(10,205)	(14,480)
Free Cash Flow	$36,099	$21,796
Payment for transaction costs	5,974	—
Payment for litigation costs	—	642
Payment for operational efficiency costs	137	—
Adjusted Free Cash Flow	$42,210	$22,438
Conversion of Adjusted EBITDA to Free Cash Flow(1)	61.6%	36.8%
Conversion of Adjusted EBITDA to Adjusted Free Cash Flow(1)	72.1%	37.9%
(1) Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.
Definitions of Non-GAAP Metrics
EBITDA and Adjusted EBITDA and Adjusted EBITDA Margin
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted EBITDA transaction costs, operational efficiency costs, the effect of foreign currency gains and losses, gains and losses on disposals of assets, certain severance costs, stock-based compensation expense and associated employer payroll tax and interest income, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Adjusted Net Income and Margin
Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted Net Income amortization of intangible assets, transaction costs, operational efficiency costs, the effect of foreign currency gains and losses, gains and losses on disposals of assets, certain severance costs, stock-based compensation expense and associated employer payroll tax and the related effect on income taxes of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

Adjusted EPS
Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net Income divided by our diluted weighted-average number of shares outstanding. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Free Cash Flow, Adjusted Free Cash Flow, Conversion of Adjusted EBITDA to Free Cash Flow and Conversion of Adjusted EBITDA to Adjusted Free Cash Flow
Free Cash Flow is a non-GAAP liquidity measure that represents our ability to generate additional cash from our business operations. Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Our management believes that the inclusion of this non-GAAP measure, when considered with our GAAP results, provides management and investors with an additional understanding of our ability to generate additional cash for ongoing business operations and other capital deployment.
Adjusted Free Cash Flow is a non-GAAP liquidity measure that represents Free Cash Flow before the payments for transaction costs, operational efficiency costs and certain litigation costs that are considered non-recurring and outside of the ordinary course of business, which would hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Our management believes that the inclusion of these supplementary adjustments to Free Cash Flow are appropriate to provide additional information to investors about these unusual items that we do not expect to continue at the same level in the future.
Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.